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EXHIBIT 10.4


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "ESCROW AGREEMENT") is executed and delivered as of September 23, 2003 by and between Paul W. Mikus ("MR. MIKUS") and Endocare, Inc., a Delaware corporation (the "COMPANY"). Mr. Mikus and the Company each is referred to herein as a "PARTY," and, collectively, as the "PARTIES."

                                    RECITALS

         WHEREAS, Mr. Mikus was an employee of the Company and the Chairman of the Company's Board of Directors; and

         WHEREAS, Mr. Mikus and the Company mutually decided to end their employment relationship, upon the terms and conditions set forth in the Separation Agreement entered into by Mr. Mikus and the Company as of July 31, 2003 ("SEPARATION AGREEMENT");

         WHEREAS, Mr. Mikus and the Company have mutually decided to place into escrow certain payments that are to be made to Mr. Mikus by the Company pursuant to Section 1 of that Separation Agreement (Severance Payment) and pursuant to
Section 2(a) of the Consulting Agreement that is attached as Exhibit A to the Separation Agreement and incorporated as part of that Separation Agreement;

         NOW, THEREFORE, in consideration of the covenants and promises contained herein, the Parties agree as follows:

         1. ESCROW OF SEVERANCE PAYMENT. Pursuant to Section 1 of the Separation Agreement, Mr. Mikus is entitled to receive a Severance Payment in the amount of $375,000(the "SEVERANCE PAYMENT"). As soon as reasonably practicable following the date of the signing of this Agreement, the Company shall deposit in cash with the Escrow Agent (as defined below) the Severance Payment to be held in escrow on behalf of Mr. Mikus in accordance with this Escrow Agreement. The Company and Mr. Mikus intend that all rights to the Severance Payment shall transfer to Mr. Mikus only upon the release of those funds to him by the Escrow Agent in accordance with the terms and conditions of this Agreement. Until that time, Mr. Mikus shall have the same rights and privileges and stand in the same position as any other general creditor of the Company with respect to such funds.

         2. ESCROW OF CONSULTING PAYMENT. Pursuant to Section 2(a) of the Consulting Agreement, which is attached and incorporated as Exhibit A to the Separation Agreement, Mr. Mikus is entitled to receive a Cash Compensation for providing specified consulting services in the amount of $375,000 (the "CONSULTING CASH COMPENSATION"). As soon as reasonably practicable following the date of the signing of this Agreement, the Company shall deposit in cash with the Escrow Agent (as defined below) the Consulting Cash Compensation to be held in escrow on behalf of Mr. Mikus in accordance with this Escrow Agreement. The Company and Mr. Mikus intend that all rights to the Consulting Cash Compensation shall transfer to Mr. Mikus only upon the release of those funds to him by the Escrow Agent in accordance with the terms and conditions of this Agreement. Until that time, Mr. Mikus shall have the same rights and privileges and stand in the same position as any other general creditor of the Company with respect to such funds

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         3. ESCROW AGENT. The Company shall select and engage an escrow agent
(the "ESCROW AGENT") to accept delivery of the Severance Payment and the Consulting Cash Compensation (collectively, the "ESCROWED Compensation") and to hold the Escrowed Compensation in an escrow account (the "ESCROW ACCOUNT"), subject to the terms and conditions of this Escrow Agreement. The Escrow Agent shall be entitled to receive from time to time reasonable fees and shall be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Escrow Agreement. All such fees and expenses shall be paid by the Company unless otherwise noted. The Parties agree to execute and deliver to the Escrow Agent any reasonable addendum or agreement required by the Escrow Agent relating to the payment of such fees and expenses and containing other reasonable terms and conditions, including without limitation customary provisions providing for the indemnification of the Escrow Agent.

         4. INVESTMENT OF ESCROWED COMPENSATION. The Company shall instruct the Escrow Agent to invest the Escrowed Compensation in an interest-bearing Money Market Account or Certificate(s) of Deposit with one or more of the following Banks, Mellon 1st Business Bank, East West Bank, Citizens Business Bank, or Wilshire State Bank until the final disbursement of all Escrowed Compensation. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the cash in the Escrow Account consisting of investments to provide for payments required to be made under this Agreement.

         5. DURATION OF ESCROW AND RELEASE OF ESCROWED COMPENSATION. The Escrow Agent shall hold the Escrowed Compensation subject to the following schedule regarding its release. If, at any time prior to March 1, 2004, the Company is advised by the Securities and Exchange Commission (the "COMMISSION") that the Commission will not institute a proceeding against Mr. Mikus, the Company shall instruct the Escrow Agent to release all Escrowed Compensation, subject to
Section 6 below, including interest earned thereon, to Mr. Mikus within ten business days of such advisement, and the escrow shall be terminated. Unless the Commission has advised the Company by March 1, 2004 that the Commission has instituted a proceeding against Mr. Mikus or that the Commission will not institute a proceeding against Mr. Mikus, the Company shall instruct the Escrow Agent to release all Escrowed Compensation, subject to Section 6 below, including interest earned thereon, to Mr. Mikus between March 8, 2004 and March 9, 2004, and the escrow shall be terminated. If, at any time prior to March 1, 2004, the Company is advised by the Commission that the Commission has instituted a proceeding against Mr. Mikus, the Company shall instruct the Escrow Agent to continue to hold the Escrowed Compensation under the terms of this Escrow Agreement until receipt by the Escrow Agent of written notice by the Company that (i) a Payment Cancellation Event (as defined in Section 1 of the Separation Agreement) has occurred, in which case the Escrow Agent shall release all Escrowed Compensation, including interest earned thereon, to the Company within ten business days of such notice, and the escrow shall be terminated; or
(ii) there has been a Final Resolution (as defined below) of the proceeding brought by the Commission against Mr. Mikus and that no Payment Cancellation Event has occurred, in which case the Escrow Agent shall release all Escrowed Compensation, subject to Section 6 below, including interest earned thereon, to Mr. Mikus within ten business days of such notice, and the escrow shall be terminated. Notwithstanding anything in this Agreement to the contrary: (a) if prior to any release of the Escrowed Compensation, the Escrow Agent receives written notice from the Company that a Payment Cancellation Event has occurred, the Escrow Agent shall release all Escrowed Compensation, including interest earned thereon, to the Company within ten business days of such notice, and the

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escrow shall be terminated; and (b) the Company shall not instruct the Escrow
Agent to release any Escrowed Compensation to Mr. Mikus prior to the Final Resolution of any proceeding brought by the Commission against Mr. Mikus without the prior written consent of the Commission, unless otherwise ordered by a court of law. For purposes of this Agreement, "Final Resolution" shall mean an agreement between Mr. Mikus and the Commission that expressly resolves all issues presented in any and all proceedings initiated by the Commission against Mr. Mikus, or a final judgment or judgments addressing all issues, after all appeals have been exhausted.

         6. TAX MATTERS. The Parties intend that the Escrowed Compensation only be compensation for applicable tax purposes to Mr. Mikus upon release of the Escrowed Compensation from Escrow Account to him (the "RELEASE"). The Parties will take positions consistent with such intent for all tax purposes, unless otherwise required by law. In accordance therewith, unless there is a "final determination," within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended ("FINAL DETERMINATION"), to the contrary, the Company shall be entitled to and shall only withhold all applicable taxes (for payment to the taxing authorities) from the Escrowed Compensation upon the Release, and pursuant to written instruction by the Company, the Escrow Agent shall deduct the amount of such applicable taxes from Escrowed Compensation and remit the same to the Company for withholding and payment to the taxing authorities. If there is a Final Determination treating the Escrowed Compensation as compensation to Mr. Mikus for applicable tax purposes prior to the Release, the Company shall be entitled to withdraw the applicable withholding taxes, together with any interest and penalties thereon, from the Escrow Account at the time of the Final Determination for payment of such taxes, interest and penalties to the taxing authorities.

         7. TRANSFERABILITY. The interests of Mr. Mikus in the Escrow Account and in the Escrowed Compensation shall not be assignable or transferable, other than by operation of law. No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until the Company and the Escrow Agent shall have received written notice of such assignment or transfer.

         8. INTERPRETATION. This Escrow Agreement, together with any exhibits attached hereto, is intended to modify and clarify the terms of the Separation Agreement between Mr. Mikus and the Company.

         9. SEVERABILITY. If any provision of this Escrow Agreement shall be held by a court or arbitrator to be invalid, unenforceable or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Escrow Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

         10. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the Parties hereby execute this Escrow Agreement as of the date first above written.

ENDOCARE, INC.



By: /s/ William J. Nydam                          /s/ Paul W. Mikus
    --------------------------------              ------------------------------
Name: William J. Nydam                           Paul W. Mikus
Title: President & Chief Operating Officer




                      [SIGNATURE PAGE TO ESCROW AGREEMENT]


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